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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:   October 7, 1996


                           INVITRO INTERNATIONAL
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       (Exact name of registrant as specified in its charter)


       California                 0-19241           33-0149560
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(State or other jurisdiction    (Commission    (I.R.S. Employer
    of incorporation             File No.)    Identification No.)
    or organization)


16632 Millikan Avenue, Irvine, California                92606
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(714) 851-8356


                       (Not Applicable)
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   (Former name or former address, if changed since last report)



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                           INVITRO INTERNATIONAL

ITEM 5.     OTHER EVENTS

      On October 7, 1996, InVitro International (the "Company") received $250,000 in gross proceeds from the sale of 799,935 shares of the Company's common stock (the "Offering") in an offshore private placement under Regulation S of the Securities Act of 1933. Shares were sold in the Offering to two corporate entities, each of which was an accredited investor, under
agreements signed on September 30, 1996.   The purchase price for shares of
the Company's common stock of $0.312525 per share represented a negotiated discount of approximately 50% from the market price for the Company's common
stock of $0.625 per share on September 29, 1996.   The Company incurred fees
payable to a placement agent, World Capital Funding, Incorporated, in the aggregate amount of $25,000, resulting in net proceeds to the Company of $225,000. The Offering was terminated by the Company on September 30, 1996 and all funds were received on or before October 7, 1996.

      After giving effect to these transactions, the issued and outstanding shares of the Company's common stock at the date of this Report is 14,038,300 shares.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   EXHIBITS:


Exhibit
Number      Description
------      ------------------------------------
10.42       Regulation S Offshore Transaction Subscription Agreement dated
            September 30, 1996 between the Registrant and Wahoo International
            Corporation.

10.43       Regulation S Offshore Transaction Subscription Agreement dated
            September 30, 1996 between the Registrant and Settondown Capital
            International, Inc.


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                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 17, 1996

INVITRO INTERNATIONAL
    (Registrant)


By: /s/  W. RICHARD ULMER
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    W. Richard Ulmer,
      President and Chief Executive Officer